                                                                   Exhibit 10(r)

                 FIRST AMENDMENT TO SECOND AMENDED AND RESTATED
                        SENIOR REVOLVING CREDIT AGREEMENT

      This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED SENIOR REVOLVING CREDIT AGREEMENT (the "Amendment") is made as of this 5th day of March, 2004, by and among ENESCO GROUP, INC., an Illinois corporation (the "Borrower"), the Borrowing Subsidiaries that may from time to time become a party to the Second Amended and Restated Senior Revolving Credit Agreement, FLEET NATIONAL BANK, a national banking association, as Agent and a Lender ("Fleet") and LaSalle Bank National Association, a national banking association ("LaSalle" and together with Fleet, the "Lenders").

                                    RECITALS

      The Borrower and the Lenders are parties to a certain Second Amended and Restated Senior Revolving Credit Agreement dated as of June 16, 2003 (the "Credit Agreement"), pursuant to which the Lenders have extended certain financial accommodations to the Borrower including those evidenced by a Borrower
Note in the face amount of $25,000,000 payable to Fleet, a Borrower Note in the face amount of $15,000,000 payable to LaSalle, a Back-Up L/C and B/A Demand Note in the face amount of $10,000,000 payable to Fleet and a Back-Up F/X Demand Note in the face amount of $10,000,000 payable to Fleet, all such promissory notes dated as of June 16, 2003, and a Borrowing Subsidiary Note dated as of September 10, 2003 made by Enesco International (H.K.) Limited payable to Fleet in the face amount of $5,000,000 (collectively, the "Notes"). The Borrower and the Lenders have agreed to modify the terms and provisions of the Credit Agreement and to ratify and confirm that all Obligations of the Borrower to the Lenders continue to be evidenced by the Loan Documents, all as more fully described and set forth hereinbelow. Capitalized terms not otherwise defined in this Amendment shall have their meanings as defined in the Credit Agreement.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and the Lenders agree that the Credit Agreement is amended as follows:

      1. The definition of "Advance" that appears in Article I is deleted in its entirety and replaced with the following:

                  "Advance" means a borrowing hereunder consisting of (i) the aggregate amount of the several Loans of the same Type and, in the case of LIBOR Advances or Cost of Funds Advances, for the same Interest Period and, in the case of LIBOR Advances, in the same currency, made by the Lenders to a Credit Party pursuant to Section 2.1, (ii) reimbursement obligations arising in connection with foreign exchange transactions pursuant to Section 2.1.A, (iii) reimbursement obligations arising as a result of Letters of Credit and Bankers' Acceptances issued pursuant to Section 2.1.B, or (iv) the aggregate amount of Term Loan made available pursuant to Section 2.1.C.
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      2.    The following definition is added to Article I:

                  "Aggregate Term Loan Commitment" means the aggregate of the
            Term Loan Commitments of all Lenders to make Term Loans, as may be in effect from time to time.

      3. The definition of "Agreement" that appears in Article I is deleted in its entirety and replaced with the following:

                  "Agreement" means this Second Amended and Restated Senior
            Revolving Credit Agreement, as it may be amended or modified and in effect from time to time.

      4. The definition of "Applicable Margin" that appears in Article I is deleted in its entirety and replaced with the following:

                  "Applicable Margin" means (i) that number of basis points over the LIBOR Base Rate, the Cost of Funds or the Alternative Base Rate, as applicable, and (ii) the Facility Fee (each of (i) and (ii) as determined based upon the Borrower's Fixed Charge Coverage Ratio in accordance with the pricing grid that appears immediately below):

                                  PRICING GRID

                                      LEVEL 1              LEVEL 2              LEVEL 3

            Fixed Charge          3.75 to 1.00 or    3.50 to 1.00 to Less     Less than 3.50
            Coverage Ratio        Greater            than 3.75 to 1.00        to 1.00

            I. REVOLVING LOANS

            Facility Fee          25 bps             25 bps                   25 bps

            LIBOR Base Rate       100 bps            140 bps                  175 bps

            Cost of Funds         100 bps            140 bps                  175 bps

            Alternate Base Rate   0 bps              0 bps                    0 bps

            II. TERM LOAN

            LIBOR Base Rate       115 bps            155 bps                  190 bps

            Cost of Funds         115 bps            155 bps                  190 bps

            Alternate Base Rate   0 bps              0 bps                    0 bps

            *bps = basis points

            The Applicable Margin shall be established by the Agent based upon the Borrower's Fixed Charge Coverage Ratio using the Borrower's most recently delivered financial statement pursuant to Section 6.1. Pricing, effective March 5, 2004 and until delivery by the Borrower of a Compliance Certificate for the fiscal quarter ending March 31, 2004, shall be in accordance with Level 1. Notwithstanding anything to the contrary with respect to any determination of Applicable Margin, for the period following delivery of its financial statement for the fiscal year ending December 31, 2004 until delivery of its financial statement for the fiscal quarter ending March 31, 2005 only, the Borrower shall qualify for Level 1 pricing if the Consolidated Operating Profit of the Borrower for such fiscal year ending December 31, 2004 is not less than $13,267,000.

      5. The definition of "Borrower" that appears in Article I is deleted in its entirety and replaced with the following:

                  "Borrower" means Enesco Group, Inc., an Illinois corporation and its permitted successors and assigns.

      6.    The following definition is added to Article I:

                  "Borrower Term Note" means a promissory note in substantially the form of Exhibit A-5 hereto duly executed by the Borrower and payable to the order of a Lender or any Purchaser pursuant to
            Section 12.3 of this Agreement in the amount of such Lender's Term Loan Commitment, including any amendment, modification, renewal or replacement of such promissory note.

      7.    The following definition is added to Article I:

                  "Commitments" means, collectively, the Commitment and the Term
            Loan Commitment.

      8.    The following definition is added to Article I:

                  "Consolidated Principal Payments Made on Long-Term
            Indebtedness" means as of the date of any determination thereof, the amount of principal payments made by the Borrower and its Subsidiaries as shown on the consolidated statement of cash flow of the Borrower and its Subsidiaries on and as of each date, determined on a consolidated basis in accordance with Agreement Accounting Principals.

      9.    The following definition is added to Article I:

                  "Net Consolidated Cash Taxes Paid" means, as of the date of any determination thereof, the amount of taxes paid with cash net of any refunds determined on a consolidated basis in accordance with Agreement Accounting Principles and certified to by the Borrower on the Compliance Certificate.

      10.   The following definition is added to Article I:

                  "Non-Cash Compensation" means, as of the date of any
            determination thereof, the amount of compensation other than cash paid to officers or employees as determined on a consolidated basis in accordance with Agreement Accounting Principles and certified to by the Borrower on the Compliance Certificate.

      11. The definition of "Notes" that appears in Article I is deleted in its entirety and replaced with the following:

                  "Notes" means, collectively, the Borrower Notes, the Borrowing
            Subsidiary Notes, the Back-up F/X Demand Note, the Back-up L/C and B/A Demand Note and the Borrower Term Notes.

      12.   The following definition is added to Article I:

                  "Term Loan" is defined in Section 2.1.C.

      13.   The following definition is added to Article I:

                  "Term Loan Commitment" means the obligation of each Lender to make a Term Loan not exceeding the aggregate principal amount outstanding at any time as set forth opposite its signature below, or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

      14.   A new Section 2.1.C is added as follows:

                  2.1.C. Term Loan. Each Lender agrees, on the terms and
            conditions set forth in this Agreement, to make a term loan to the Borrower in the Dollar Amount of its Term Loan Commitment (the "Term Loan"). The Term Loan shall be evidenced by Borrower Term Notes. Beginning April 1, 2004 and on the first day of each quarter beginning respectively on each July 1, October 1, January 1 and April 1 thereafter, principal shall be paid based upon a six (6) year straight line amortization schedule, plus accrued interest on the outstanding balance payable as provided hereinbelow. The entire then outstanding balance of the Term Loan, together with all accrued interest and other charges, shall be due and payable in full on the Facility Termination Date.

      15. Section 2.2 is deleted in its entirety and replaced with the following:

                  2.2. Required Payments; Termination. Any outstanding Advances made pursuant to Section 2.1 or Section 2.1.C, and all other related unpaid Obligations shall be paid in full by the Credit Party that incurred such Obligations on the Facility Termination Date. Any outstanding Advances pursuant to Section 2.1.A or Section 2.1.B shall be payable on demand, and if demand is not sooner made, on the latter of (i) Facility Termination Date, or (ii) the expiration date of the underlying Obligation.

      16. Subsection 2.16(i) is deleted in its entirety and replaced with the following:

                  (i) The aggregate cash purchase price for all Permitted
            Acquisitions and Joint Ventures in any calendar year shall not exceed $15,000,000. The balance of such amount available for Permitted Acquisitions and Joint Ventures for calendar year 2004 following the Permitted Acquisition to be financed with the proceeds of the Term Loan shall not exceed $7,300,000.

      17. Section 6.12.1 is deleted in its entirety and replaced with the following:

                  6.12.1. Fixed Charge Coverage Ratio. The Borrower shall
            maintain a Fixed Charge Coverage Ratio of not less than 3.00 to 1.00 as of the end of each fiscal quarter ending respectively March 31, 2004, June 30, 2004 and September 30, 2004, and 2.50 to 1.00 for the
            fiscal quarter ending December 31, 2004, with such Fixed Charge Coverage Ratio to be calculated on a rolling four quarter basis for the most recent four fiscal quarter period then ended. For the purposes of this covenant, the term "Fixed Charge Coverage Ratio" means, as calculated based upon the four most recent consecutive fiscal quarters then ended, the ratio of (i) the Borrower's EBITDA, minus Consolidated Capital Expenditures (including Acquisition investments net of amounts paid for with balance sheet cash and borrowings under the Commitments), minus Net Consolidated Cash Taxes Paid, minus Dividend Payments and Stock Repurchases, plus Non-Cash Compensation; to Consolidated Interest Expense, plus Consolidated Principal Payments Made on Long-Term Indebtedness.

      18. Section 6.12.2 is deleted in its entirety and replaced with the following:

                  6.12.2. Funded Debt/EBITDA Ratio. The Borrower shall maintain a ratio as of the end of each fiscal quarter of the Borrower's funded Consolidated Indebtedness, (excluding obligations to reimburse under Letters of Credit, Banker's Acceptances or in connection with other trade services obtained by the Borrower in the ordinary course of business) at the end of each such quarter; to the Borrower's EBITDA as calculated based upon the four most recent consecutive fiscal quarters then ended of not greater than 2.25 to
            1.00 for the fiscal quarters ending March 31, 2004, June 30, 2004 and September 30, 2004, and 2.00 to 1.00 for the fiscal quarter ending December 31, 2004.

      19. Section 6.12.3 is deleted in its entirety and replaced with the following:

                  6.12.3. Minimum Year End Operating Profit. The Borrower shall have a minimum Consolidated Operating Profit for the fiscal year ending December 31, 2004 of not less than $11,000,000.

      20. The Commitments of each Lender as set forth opposite its signature on this Amendment shall supercede and replace those amounts as set forth opposite its signature on the Credit Agreement.

      21. A new EXHIBIT A-5 of the Credit Agreement is attached hereto as EXHIBIT A-5.

      22. EXHIBIT C attached as a part of the Credit Agreement is deleted in its entirety and replaced with EXHIBIT C attached as a part of this Amendment.

      23. EXHIBIT C-1 attached as a part of the Credit Agreement is deleted in its entirety and replaced with EXHIBIT C-1 attached as a part of this Amendment.

      24. The Borrower shall pay to the Agent upon execution of this Amendment an up front fee of $30,000 in connection with extension of the Term Loan, such amount to be allocated among the Lenders in accordance with each Lender's pro-rata share of the Term Loan, and all other costs and expenses, including reasonable attorneys' fees, incurred by the Agent in connection with the preparation and execution of this Amendment and any related Loan Documents.

      25. Except as amended, modified or supplemented by this Amendment, all of the terms, conditions, covenants, provisions, representations, warranties and conditions of the Credit Agreement shall remain in full force and effect and are hereby acknowledged, ratified, confirmed and continued as if fully restated hereby.

      26. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof or contained in the Credit Agreement.

      27. It is the intention of the parties hereto that this Amendment shall not constitute a novation and shall in no way adversely affect or impair the validity or priority of any lien on any collateral granted, pledged or mortgaged as security for the payment and performance of the liabilities and obligations of the Borrower under the Credit Agreement and other Loan Documents.

      28. The Borrower hereby confirms and ratifies the obligations established under the Credit Agreement and other Loan Documents, as amended hereby, and the continuing and continuous security interests, pledges and mortgages in, of and to all collateral granted pursuant to the Credit Agreement and other Loan Documents.

      29. This Amendment is to be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

      30. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties thereto may execute this Agreement by signing any such counterpart. This Amendment shall be effective when it has been executed by the Borrower and the Lenders.
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                         [SIGNATURES ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, the foregoing Amendment has been executed as an instrument under seal as of the date first above written.

ENESCO GROUP, INC.

                                          By:          /s/ Thomas F. Bradley
                                             -----------------------------------
                                          Print Name:  /s/ Thomas F . Bradley
                                          Title:       Chief  Financial Officers
                                                       & Treasurer


                                          By:          /s/ Charles E. Sanders
                                             -----------------------------------
                                          Print Name:  Charles E. Sanders
                                          Title:       Assistant Treasurer


COMMITMENTS:                              FLEET NATIONAL BANK
$25,000,000 Loans
 10,000,000 L/C and B/A Facility
  5,390,000 Term Loan                     By:          /s/ Sheryl L. McQuade
-----------                                  -----------------------------------
$40,390,000 Total                            Its       Senior Vice President


COMMITMENTS:                              LASALLE BANK NATIONAL ASSOCIATION

$15,000,000 Loans
          0 L/C and B/A Facility
  2,310,000 Term Loan                     By:          /s/ Hollis J. Griffin
-----------                                  -----------------------------------
$17,310,000 Total                            Its       Vice President

Acknowledged and agreed to:
(Borrowing Subsidiaries)

                                          ENESCO INTERNATIONAL (H.K.) LIMITED


                                          By:          /s/ M. Frances Durden
                                             -----------------------------------
                                             Its       Director


                                          GREGG MANUFACTURING, INC.


                                          By:          /s/ Charles E. Sanders
                                             -----------------------------------
                                             Its       Treasurer